DRYDEN GOVERNMENT INCOME FUND, INC.
                      Three Gateway Center
                       100 Mulberry Street
                    Newark, New Jersey 07102



                                                   April 29, 2008



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  Dryden Government Income Fund, Inc. (the Fund)
          File No. 811-3712


Ladies and Gentlemen:

     Please find enclosed the Annual Report on Form N-SAR for the
Fund  referenced above for the fiscal year period ended  February
29,  2008.   This Form N-SAR was filed electronically  using  the
EDGAR System.


                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary





     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of April
2008.



               DRYDEN GOVERNMENT INCOME FUND, INC.





By:  /s/ Jonathan D. Shain                   Witness:  /s/ Amy E.
Cicenia
     Jonathan D. Shain                            Amy E. Cicenia
     Assistant Secretary







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